                                                                      Exhibit 11

                          LOCKHEED MARTIN CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE



                                                    Three Months Ended
                                                          June 30,
                                                        1997     1996
                                                      ------   ------
                                                (In millions, except per
                                                        share data)
ASSUMING NO DILUTION:
---------------------
Average number of common shares outstanding            184.7    190.2
                                                      ======   ======

Net earnings                                          $  308   $  299
  Less: Preferred stock dividends                        (15)     (15)
                                                      ------   ------

Net earnings applicable to common stock               $  293   $  284
                                                      ======   ======

Earnings per common share                             $ 1.59   $ 1.50
                                                      ======   ======

ASSUMING FULL DILUTION:
-----------------------
Average number of common shares outstanding            184.7    190.2

Dilutive stock options-based on the treasury stock
 method using the June 30 market prices, if
 higher than average market price                        5.1      4.7

Assumed conversion of the Series A preferred stock      28.9     28.9
                                                      ------   ------

                                                       218.7    223.8
                                                      ======   ======

Net earnings                                          $  308   $  299
                                                      ======   ======

Earnings per common share                             $ 1.40   $ 1.33
                                                      ======   ======

                          LOCKHEED MARTIN CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE



                                                       Six Months Ended
                                                            June 30,
                                                         1997      1996
                                                       ------    ------
                                                   (In millions, except per
                                                          share data)
ASSUMING NO DILUTION:
---------------------
Average number of common shares outstanding             184.4     189.7
                                                       ======    ======

Net earnings                                           $  598    $  571
  Less: Preferred stock dividends                         (30)      (30)
                                                       ------    ------

Net earnings applicable to common stock                $  568    $  541
                                                       ======    ======

Earnings per common share                              $ 3.08    $ 2.85
                                                       ======    ======

ASSUMING FULL DILUTION:
-----------------------
Average number of common shares outstanding             184.4     189.7

Dilutive stock options-based on the treasury stock
 method using the June 30 market prices, if
 higher than average market price                         5.0       4.9

Assumed conversion of the Series A preferred stock       28.9      28.9
                                                       ------    ------

                                                        218.3     223.5
                                                       ======    ======

Net earnings                                           $  598    $  571
                                                       ======    ======

Earnings per common share                              $ 2.74    $ 2.55
                                                       ======    ======

                                      20